Exhibit (e)(8)

SEVENTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This seventh amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of October 31, 2014, by and between The RBB Fund, Inc., a Maryland corporation (the “Client”), and Foreside Funds Distributors LLC, a Delaware limited liability company (“Distributor”), is entered into as of March 31, 2016 (the “Effective Date”).

WHEREAS, the Client and Distributor desire to amend Exhibit A of the Agreement to reflect the addition of the Summit Global Investments Small Cap Low Volatility Fund and the removal of the Boston Partners Alpha Blue Long/Short Fund; and

WHEREAS, Section 16 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Client and Distributor hereby agree as follows:

1.             Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.             Exhibit A of the Agreement is hereby deleted and replaced in its entirety by the Exhibit A attached hereto.

3.             Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

THE RBB FUND, INC.		FORESIDE FUNDS DISTRIBUTORS LLC

By:		By:
	Salvatore Faia		Mark Fairbanks
	President		Vice President

EXHIBIT A

Abbey Capital Futures Strategy Fund

Altair Smaller Companies Fund

Bogle Investment Management Small Cap Growth Fund

Boston Partners Emerging Markets Long/Short Fund

Campbell Core Carry Fund

Campbell Core Trend Fund

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market U.S. Equity Fund

Matson Money Fixed Income VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money U.S. Equity VI Portfolio

Boston Partners All-Cap Value Fund

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

Boston Partners Small Cap Value Fund II

WPG Partners Small/Micro Cap Value Fund

Schneider Small Cap Value Fund

Schneider Value Fund

Scotia Dynamic U.S. Growth Fund

Summit Global Investments U.S. Low Volatility Equity Fund

Summit Global Investments Small Cap Low Volatility Fund